Exhibit 10.1

AMENDMENT NO. 1

 TO SECOND AMENDED AND RESTATED

FLOW SERVICING AGREEMENT

Amendment No. 1 to Second Amended and Restated Flow Servicing Agreement, dated as of November 14, 2013 (the “Amendment”), by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Servicer”), and PennyMac Operating Partnership, L.P., Delaware limited partnership (the “Company”).

RECITALS

WHEREAS, the Servicer and the Company are parties to that certain Second Amended and Restated Flow Servicing Agreement, dated as of March 1, 2013 (the “Existing Servicing Agreement” and, as amended by this Amendment, the “Servicing Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Servicing Agreement.

WHEREAS, the Servicer and the Company  have agreed, subject to the terms and conditions of this Amendment, that the Existing Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Servicer and the Company hereby agree that the Existing Servicing Agreement is hereby amended as follows:

SECTION 1.                            Amendment. Exhibit 9 of the Existing Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the form attached hereto as Exhibit A.

SECTION 2.                            Conditions Precedent.  This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1                               Delivered Documents.  On or prior to the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

(a)                                 this Amendment, executed and delivered by duly authorized officers of the Servicer and the Company; and

(b)                                 such other documents as such party or counsel to such party may reasonably request.

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2.2                               Representations and Warranties. On or prior to the Amendment Effective Date, each party shall be in compliance in all material respects with all the terms and provisions set forth in the Existing Servicing Agreement on its part to be observed or performed.

SECTION 3.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4.                            GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5.                            Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 6.                            Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Servicing Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Servicer:	PENNYMAC LOAN SERVICES, LLC

	By:	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Vice President, Finance

The Company:	PENNYMAC OPERATING PARTNERSHIP, L.P.

	By:	PennyMac GP OP, Inc.,
its General Partner

	By:	/s/ Andrew S. Chang
	Name:	Andrew S. Chang
	Title:	Chief Business Development Officer

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Exhibit A

EXHIBIT 9

TERM SHEET

THIRD PARTY LOANS

BASE SERVICING FEES

(per loan)

With respect to each Mortgage Loan that is a Third Party Loan and not a Distressed Whole Loan, the Base Servicing Fee shall be:

(i)                                     if such Mortgage Loan is a Fixed-Rate Mortgage Loan, $7.50; or

(ii)                                  if such Mortgage Loan is an Adjustable-Rate Mortgage Loan, $8.50.

ADDITIONAL SERVICING FEES

(per loan)

With respect to each Mortgage Loan that is a Third Party Loan, the Additional Servicing Fee shall be one of the following:

(i)                                     if, as of the first day of the relevant month, such Mortgage Loan is not delinquent, or is delinquent by less than 30 days, and no bankruptcy proceeding is pending by or against the Mortgagor, 0;

(ii)                                  if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 30 days or more and less than 60 days, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $10.00;

(iii)                               if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 60 days or more and less than 90 days, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $20.00;

(iv)                              if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 90 days or more, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $50.00;

(v)                                 if, as of the first day of the relevant month, a bankruptcy proceeding is pending by or against the Mortgagor, $45.00;

Exh. 9-1

(vi)                              if, as of the first day of the relevant month, foreclosure proceedings have been commenced and the Mortgaged Property has not become an REO Property, $55.00; or

(vii)                           if, as of the first day of the relevant month, the Mortgaged Property has become an REO Property, $75.00.

SUPPLEMENTAL SERVICING FEES

With respect to each Mortgage Loan that is a Third Party Loan and is not a Distressed Whole Loan, the Supplemental Servicing Fee shall be $3.25; provided, however, that from and after January 1, 2014, the aggregate Supplemental Servicing Fees for all Third Party Loans that are not Distressed Whole Loans shall not exceed SEVEN HUNDRED THOUSAND DOLLARS ($700,000) in any fiscal quarter (the “SSF Cap”); and provided, further, that to the extent the Servicer requests any modification to the SSF Cap relating to any period commencing on or after January 1, 2015, the Owner agrees to negotiate with the Servicer in good faith with respect to any such requested modification.

Exh. 9-2

DISTRESSED WHOLE LOANS

BASE SERVICING FEES

(per loan)

With respect to each Mortgage Loan that is a Distressed Whole Loan, the Base Servicing Fee shall be one of the following:

(i)                                     if, as of the first day of the relevant month, such Mortgage Loan is not delinquent, or is delinquent by less than 30 days, and no bankruptcy proceeding is pending by or against the Mortgagor, $30.00;

(ii)                                  if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 30 days or more and less than 90 days, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $60.00;

(iii)                               if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 90 days or more, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $125.00;

(iv)                              if, as of the first day of the relevant month, such Mortgage Loan is not delinquent, or is delinquent by less than 30 days, and a bankruptcy proceeding is pending by or against the Mortgagor, $100.00;

(v)                                 if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 30 days or more, and a bankruptcy proceeding is pending by or against the Mortgagor, $100.00;

(vi)                              if, as of the first day of the relevant month, foreclosure proceedings have been commenced and the Mortgaged Property has not become an REO Property, $125.00; or

(vii)                           if, as of the first day of the relevant month, the Mortgaged Property has become an REO Property, $75.00.

SUPPLEMENTAL SERVICING FEES

With respect to each Mortgage Loan that is a Distressed Whole Loan, the Supplemental Servicing Fee shall be $25.00.

Exh. 9-3

OTHER KEY PARAMETERS

Remittance Types	Actual/Actual Basis during Interim Servicing Period

Remittance Date	See definition of Remittance Date

Servicing Advances	Servicer to be reimbursed monthly for all unpaid Servicing Advances incurred by Servicer in the prior month including Cost of Funds.

Cost of Funds on Servicing Advances	Refer to Section 5.04

Prepayment Penalties	Owner will retain 100% of the prepayment penalties.

Late Charges Collected	Servicer will retain 100% of late charges collected by Servicer

Ancillary Income	Servicer will retain 100% of all Ancillary Income

Delegated Authority	Refer to Exhibit 10

Contract Term	Refer to Section 8.01

Eligible Mortgage Loan	See definition of Eligible Mortgage Loan

ANCILLARY INCOME AND OTHER FEES

Notwithstanding anything to the contrary in Section 5.01 of the Agreement, with respect to each Third Party Loan, the Servicer shall be entitled to all Ancillary Income and the following Other Fees in addition to the Servicing Fee:

Setup Fee:  With respect to each Mortgage Loan, other than a Distressed Whole Loan, $10.00 if information is provided to Servicer in a format that enables electronic boarding or $25.00 if information is provided to Servicer in format that necessitates manual boarding.  With respect to each Distressed Whole Loan, $15.00 if information is provided to Servicer in format that enables electronic boarding or $25.00 if information is provided to Servicer in format that necessitates manual boarding.

Service Release Fee:  With respect to each Mortgage Loan, other than a Distressed Whole Loan, $25.00 if released on or prior to the first anniversary of boarding, $23.00 if released after the first anniversary of boarding and on or prior to the second anniversary of boarding, and $18.00 if released thereafter. With respect to each Distressed Whole Loan, $500.00 if released within one year of boarding, $40.00 if released within two years of boarding and $40.00 if released thereafter.

Exh. 9-4

Deed in Lieu Fee:  $500, unless the deed in lieu is completed under the U.S. Treasury’s Home Affordable Foreclosure Alternatives initiative, in which case no Deed in Lieu Fee shall apply

Liquidation Fee:  150 basis points of the gross proceeds received in connection with either the disposition of a Mortgage Loan (including the sale of the related Mortgage Note) or an REO Property or a full or discounted payoff accepted by the Servicer with respect to a Mortgage Loan, including a full or discounted payoff accepted in connection with the sale of the Mortgaged Property to a third party.

Tax Service Contract:  Servicer’s cost

Flood Zone Service Contract:  Servicer’s cost

MERS Fee:  Servicer’s cost

Reperformance Fee:  150 basis points of the unpaid principal balance of the Mortgage Loan (as then in effect) if the Mortgage Loan is brought current (after having been delinquent for a period of 90 days or more) without any modification and remains current for a consecutive period of 12 months or is sold prior to the expiration of such 12 months.

Modification Fee:  150 basis points of the unpaid principal balance of the Mortgage Loan (as in effect immediately after the consummation of the modification) if the modification includes an interest rate reduction or is classified by the Servicer (acting in accordance with Accepted Servicing Practices) as a full modification; or, if the Servicer participates in the U.S. Treasury’s Home Affordable Modification program (or other similar mortgage loan modification programs) and enters into a transaction involving the Mortgage Loan that results in the payment or retention of any incentive payment to the Servicer or Owner and the Servicer is not otherwise entitled to a Modification Fee as set forth above, 150 basis points of the unpaid principal balance of the Mortgage Loan (as in effect immediately after the consummation of the transaction).

If the Servicer enters into a transaction involving the Mortgage Loan under the U.S. Treasury Department’s Home Affordable Modification program (or other similar mortgage loan modification programs) that results in any incentive payment to the Servicer or Owner and the Servicer has already collected a Modification Fee, the Servicer shall reimburse the Owner the amount of such incentive payments.

In the event the Servicer effects a refinancing of a Distressed Whole Loan on behalf of the Owner and not through a third party lender and the resulting Mortgage Loan is readily saleable, or the Servicer originates a Mortgage Loan to facilitate the disposition of REO Property, the Servicer shall be entitled to fees and other compensation in connection with such originations based on market-based pricing and terms that are consistent with the pricing and terms offered by the Servicer to unaffiliated third parties on a retail basis.  The amount of the compensation and the pricing and terms offered by the Servicer shall be subject to review by the Owner and the Servicer from time to time to reflect market rates.  The Owner shall reimburse the Servicer for any out of pocket expenses that the Servicer incurs in connection with any such origination, including title fees, legal fees and closing costs.

Exh. 9-5